EXHIBIT 10.14

English Summary of the sixth Amendment dated October 12, 2017 (the “Sixth Amendment”) by and between Foncière Medicale N°1 (the “Lessor”) and Talend S.A. (the “Tenant”), amending the Lease Agreement dated February 7, 2014 (hereinafter the “Original Lease”). The parties hereby agree to the following amendments:

a.     Rent discount

Tenant shall benefit from a €20,000 rent discount related to the 3rd floor premises in order to take into account arrangements to the premises.

b.     Exchange in parking lots

Tenant releases 2 parking lots n°33 and 38 in exchange for parking lots n°18 and 19.

All other clauses and provisions of the Original Lease and subsequent amendments remain unchanged.